Exhibit 99.1

The Bank of New York Mellon Corporation

Quarterly Earnings Summary

Financial Results

July 17, 2008

Table of Contents

Cautionary Statement/Additional Information	2

Second Quarter 2008 Financial Highlights (vs. second quarter 2007)	3

Financial Summary/Key Metrics	4

Assets Under Management/Custody and Administration/Market Indices	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Investment Portfolio	9

SILO Transactions	10

Capital Support Agreements	10

Capital Ratios	11

Nonperforming Assets	11

Allowance for Credit Loss, Provision and Net Charge-offs	11

Merger Update – Integration Milestones	12

Business Segments	13

• Asset Management	14
• Wealth Management	15
• Asset Servicing	16
• Issuer Services	17
• Clearing Services	18
• Treasury Services	19
• Other	20

Supplemental Information - GAAP to Non-GAAP Reconciliations	21

Supplemental Information – Converted Earnings Per Share	21

All narrative comparisons in this Quarterly Earnings Summary are with the second quarter of 2007 and all information is reported on a continuing operations basis, unless otherwise noted.

Throughout this Quarterly Earnings Summary, certain measures, which are noted, exclude certain items. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and they reflect the principal basis on which our management internally monitors financial performance. These items are also excluded from our segment measures used internally to evaluate segment performance because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. Pro forma combined financial results for The Bank of New York Mellon Corporation prior to the consummation of the merger exclude the pro forma impact of incremental purchase accounting including intangible amortization resulting from the merger.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Summary, (ii) in our presentations and (iii) in the responses to questions are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Company’s future financial goals, including future revenue, expenses and earnings, new business wins, and pipelines for new business; ability and intention to hold certain securities; expectations and other matters relating to SILO transactions; ability to achieve plans for revenue and expense synergies and growth in asset management and securities servicing businesses; possible future activities related to further entry into future capital support agreements; statements with respect to the merger integration, including revenue synergies and targeted run rates, expense synergy targets and estimated merger and integration charges; as well as the Company’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and are subject to change based on various important factors (some of which are beyond the Company’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the businesses of Mellon Financial and The Bank of New York may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; service quality metrics in Asset Servicing may not be attained; revenue following the merger may be lower than expected as a result of losses of customers or other reasons; deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; as well as the risk factors and other uncertainties set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and the Company’s other filings with the SEC. Such forward-looking statements speak only as of July 17, 2008 and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION

The results prior to the consummation of the merger on July 1, 2007, reflect the sum of The Bank of New York and Mellon Financial’s historical results, but do not include the pro forma impact of purchase accounting adjustments. The business segment combined results, for periods prior to the merger, reflect actions taken to report consistent transfer pricing and cost allocation methodologies as well as intercompany eliminations between The Bank of New York and Mellon Financial.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

SECOND QUARTER 2008 FINANCIAL HIGHLIGHTS (vs. second quarter 2007)

	Income after-tax from Continuing Operations	EPS from Continuing Operations	EPS Growth vs.
			2Q07 1Q08
	$ millions
GAAP	$ 302	$ 0.26	(58)%	(60)%
Non-GAAP adjusted (a):
Ex. merger and integration/SILO charge	$ 771	$ 0.67	2%	(7)%
Ex. merger and integration/SILO charge/ intangible amortization	$ 848	$ 0.74	7%	(5)%

•

Results for 2Q08 included writedowns of certain investments securities ($152 million pre-tax) and a charge related to credit monitoring in our Issuer and Treasury Services segments ($22 million pre-tax). Combined, these items decreased EPS by approximately $0.09.

	Revenue – 2Q08 (a)(b)			Pre-tax Income – 2Q08 (b)
	Total	% of Total	Growth vs. 2Q07 (c)	Total	% of Total	Growth vs. 2Q07 (c)
Asset & Wealth Management Sector:
Asset Management	$807	21%	(6)%	$271	18%	(14)%
Wealth Management	209	6	5	68	5	15

	1,016	27	(4)	339	23	(10)
Institutional Services Sector:
Securities Servicing:
Asset Servicing	1,298	34	26	495	34	67
Issuer Services	655	17	10	308	21	2
Clearing Services	404	11	2	113	8	11

	2,357	62	16	916	63	31
Treasury Services	408	11	17	205	14	42

	2,765	73	16	1,121	77	33

Total Business Segments (d)	$3,781	100%	10%	$1,460	100%	20%

KEY POINTS Pro Forma Combined Basis (b)

•	Continued revenue and earnings momentum, excluding the SILO charge
•	Revenue + 7% (+12% excluding securities losses); Expense + 2%
•	More than 500 basis points of positive operating leverage, (approximately 1,000 basis points excluding securities losses)
•	EPS +2% excluding merger and integration expense; pre-tax operating margin increased to 34% (+300 basis points)
•	35% of revenues from outside the U.S. vs. 30% in 2Q07
•	Capital ratios strengthened
•	Tier I capital ratio improved to 9.13% at 6/30/08 from 8.76% at 3/31/08.
•	Adjusted tangible common equity to assets ratio improved to 4.31% at 6/30/08 (4.44% average assets) from 4.14% at 3/31/08 (4.23% average assets)
•

Unrealized net of tax loss on available for sale portfolio was $1.818 billion at 6/30/08; $1.789 billion at 3/31/08, increase resulted from higher interest rates partially offset by narrower credit spreads

•	Standard & Poor’s upgraded credit ratings
•	Assets under management of $1.113 trillion, + 3%; 2Q08 net asset flows totaled $13 billion
•	Assets under custody and administration of $23.0 trillion, + 4%
•	Continue to improve corporate risk profile and exit non-core businesses
•	Closed on the sale of Mellon 1st Business Bank (June 2008)
•	Continue to exceed merger-related expense and revenue synergies
•	2Q08 expense synergies of $131 million ($524 million annualized); up 11% vs. 1Q08 level

(a)	See page 21 for a reconciliation of EPS and Total Revenue-GAAP to Non-GAAP.
(b)	Results exclude merger and integration expenses, intangible amortization expense and the SILO charge.
(c)	Comparison is with pro forma results for 2Q07.
(d)	Excludes the Other segment.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

FINANCIAL SUMMARY

The Bank of New York Mellon Corporation

Continuing Operations

(dollar amounts in millions, non-FTE basis unless otherwise noted)	2007				2008			2Q08 vs.
	2nd Qtr(a)	3rd Qtr	4th Qtr		1st Qtr	2nd Qtr		2Q07	1Q08
Fee and other revenue	$2,929	$2,931	$3,044	(c)	$2,978	$2,986		2%	-%
Net interest revenue-excluding the SILO charge	586	669	752		767	788		34	3

Total revenue-excluding the SILO charge	3,515	3,600	3,796		3,745	3,774	(d)	7 (d)	1 (d)
Provision for credit losses	(18)	-	20		16	25		N/M	N/M
Total noninterest expense - excluding merger and integration expense and amortization of intangible assets	2,439	2,357	2,494		2,371	2,485		2	5

Pre-tax income from continuing operations-before extraordinary (loss) (non-GAAP)	$1,094	$1,243	$1,282		$1,358	$1,264		16%	(7)%
SILO charge	-	-	-		-	377
Merger and integration expense:
The Bank of New York Mellon Corporation	151	205	111		121	146
Acquired Corporate Trust Business	12	13	13		5	3
Amortization of intangible assets	40	131	131		122	124

Pre-tax income from continuing operations – before extraordinary (loss) (GAAP)	$891	$894	$1,027		$1,110	$614
Provision for income taxes		252	327		361	312

Income from continuing operations-before extraordinary (loss)		642	700		749	302
Discontinued operations income (loss), net of tax		(2)	-		(3)	7

Extraordinary (loss) on consolidation of commercial paper conduit, net of tax		-	(180)		-	-

Net income		$640	$520		$746	$309

KEY METRICS:
Pre-tax operating margin (FTE):
GAAP-before extraordinary (loss)	26%	25%	27%		30%	18%
Non-GAAP adjusted (b)	31%	35%	34%		36%	34%

Return on tangible common equity (annualized):
GAAP-before extraordinary (loss)		46.0%	45.0	% (e)	49.1%	26.7%
Non-GAAP adjusted (b)		54.0%	48.9	% (e)	53.6%	59.7%

Return on equity (annualized):
GAAP-before extraordinary (loss)		8.9%	9.5	% (f)	10.2%	4.3%
Non-GAAP adjusted (b)		11.8%	11.5	% (f)	12.2%	12.0%

Fee and other revenue as a percentage of total revenue, excluding the SILO charge (FTE)	83%	81%	80%		79%	79%

Non-U.S. percent of revenue, excluding the SILO charge (FTE)	30%	30%	32%		33%	35%

Employees		40,600	42,500		42,600	43,100
Tier I capital ratio		9.12%	9.32%		8.76%	9.13	% (g)
Adjusted tangible common equity to assets ratio (h)		5.31%	4.96%		4.14%	4.31%
Adjusted tangible common equity to average assets ratio		5.31%	5.09%		4.23%	4.44%
Market capitalization		$50,266	$55,878		$47,732	$43,356
Common shares outstanding (in thousands)		1,138,874	1,145,983		1,143,818	1,146,070
(a)	Pro forma combined results are presented and exclude the pro forma impact of incremental purchase accounting, including intangible amortization resulting from the merger of The Bank of New York and Mellon Financial.
(b)	Excludes merger and integration expense, intangible amortization expense and the SILO charge.
(c)	Includes $200 million CDO writedown.
(d)	Excluding investment securities writedowns of $152 million in 2Q08 and $74 million in 1Q08, total revenue increased 12% compared with 2Q07 and 3% (unannualized) sequentially. Total revenue for the second quarter of 2008, including the SILO charge, was $3.397 billion and declined 3% compared with 2Q07 and 9% (unannualized) sequentially. See page 21 for a reconciliation of total revenue GAAP to non-GAAP.
(e)	Excluding the CDO writedown, returns on tangible common equity would have been 51.8% and 55.8%, respectively.
(f)	Excluding the CDO writedown, returns on equity would have been 11.1% and 13.2%, respectively.
(g)	Preliminary.
(h)	Common equity less goodwill and intangible assets plus the benefit of the deferred tax liability associated with tax deductible intangibles divided by total assets less goodwill and intangible assets.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2007			2008		2Q08 vs.
	2nd Qtr(a)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q07	1Q08
Market value of assets under management at period-end (in billions)	$1,082	$1,106	$1,121	$1,105	$1,113	3%	1%

Market value of assets under custody and administration at period-end (in trillions)	$22.2	$22.7	$23.1	$23.1	$23.0	4%	-%

Market value of securities on loan at period-end (in billions)	$678	$663	$633	$660	$588	(13)%	(11)%
(a)	Pro forma combined results for The Bank of New York Mellon Corporation.

ASSETS UNDER MANAGEMENT FLOWS (a)

Changes in market value of assets under management from March 31, 2008 to June 30, 2008 - by business segment
(in billions)	Asset Management	Wealth Management	Total
Market value of assets under management at March 31, 2008	$1,021	$84	$1,105
Net inflows/(outflows):
Long-term	(8)	-	(8)
Money market	21	-	21
Total net inflows	13	-	13
Net market (depreciation) (b)	(3)	(3)	(6)
Other	1	-	1
Market value of assets under management at June 30, 2008	$1,032 (c)	$81	$1,113
(a)	Preliminary.
(b)	Includes the effect of changes in foreign exchange rates.
(c)	Excludes $8 billion subadvised for other segments.

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under management at period-end (a)	2007			2008
	2nd Qtr(b)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Equity	42%	41%	41%	38%	37%
Money market	23%	25%	26%	29%	31%
Fixed income	20%	19%	20%	20%	20%
Alternative investments and overlay	15%	15%	13%	13%	12%
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.
(b)	Pro forma combined results for The Bank of New York Mellon Corporation.

MARKET INDICES

Market indices	2Q07	3Q07	4Q07	1Q08	2Q08	2Q08 vs.
						2Q07	1Q08
S&P 500 Index (a)	1503	1527	1468	1323	1280	(15)%	(3)%
S&P 500 Index-daily average	1496	1490	1496	1353	1371	(8)	1
FTSE 100 Index (a)	6608	6467	6457	5702	5626	(15)	(1)
FTSE 100 Index-daily average	6534	6366	6455	5891	5979	(8)	1
NASDAQ Composite Index (a)	2603	2702	2652	2279	2293	(12)	1
Lehman Brothers Aggregate Bondsm Index (a)	227.9	246.2	257.5	281.2	270.1	19	(4)
MSCI EAFE® Index (a)	2262.2	2300.3	2253.4	2038.6	1967.2	(13)	(4)
NYSE Volume (in billions)	127.7	145.5	135.0	158.5	140.7	10	(11)
NASDAQ Volume (in billions)	134.0	137.0	137.4	148.9	134.5	-	(10)
(a)	Period end.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

FEE AND OTHER REVENUE

(dollar amounts in millions, non-FTE basis unless otherwise noted)	2007			2008			2Q08 vs.
	2nd Qtr(a)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr		2Q07	1Q08
Securities servicing fees:
Asset servicing	$694	$720	$809	$897	$868		25%	(3)%
Issuer services	415	436	438	376	444		7	18
Clearing and execution services	285	304	314	267	270		(5)	1
Total securities servicing fees	1,394	1,460	1,561	1,540	1,582		13	3
Asset and wealth management fees	856	854	887	842	844		(1)	-
Performance fees	63	(3)	62	20	16		(75)	(20)
Foreign exchange and other trading activities	176	238	305	259	308		75	19
Treasury services	121	122	121	124	130		7	5
Distribution and servicing	83	95	113	98	110		33	12
Financing-related fees	69	51	52	48	50		(28)	4
Investment income	77	22	52	23	45		(42)	96
Other	89	101	82	97	53		(40)	(45)
Total fee revenue (non-FTE)	$2,928	$2,940	$3,235	$3,051	$3,138		7	3
Securities gains (losses)	1	(9)	(191)	(73)	(152)		N/M	N/M
Total fee and other revenue (non-FTE)	$2,929	$2,931	$3,044	$2,978	$2,986		2	-
Total fee and other revenue (FTE)	$2,939	$2,940	$3,055	$2,987	$2,997		2%	-%
Fee and other revenue as a percentage of total revenue (FTE)	83%	81%	80%	79%	88	%(b)
(a)	Pro forma combined results for The Bank of New York Mellon Corporation.
(b)	Excluding the SILO charge, fee and other revenue as a percentage of total revenue was 79%.

N/M - Not meaningful.

KEY POINTS

•	Total fee revenue excluding securities losses increased 7% compared with 2Q07 and 3% (unannualized) sequentially.
•	Total securities servicing fees increased 13% reflecting:
•

An increase in asset servicing fees of 25% resulting from higher securities lending revenue, strong new business activity and the impact of the completed acquisition of the remaining 50% interest in the joint venture with ABN AMRO in 4Q07. The sequential decline of 3% was due primarily to lower securities lending revenue reflecting the impact on spreads for government securities, partially offset by seasonality.

•

An increase in issuer services fees of 7% primarily reflecting growth in Depositary Receipts and an increase in non-U.S. revenue related to Corporate Trust. The sequential increase of 18% primarily reflects typical seasonality in the Depositary Receipts business.

•

Higher clearing and execution services fees of 13%, adjusted for the impact of the first quarter of 2008 sale of the B-Trade and G-Trade execution businesses to BNY ConvergEx. This increase principally resulted from growth in trading activity along with continued growth in money market and mutual fund fees.

•

Asset and wealth management fees decreased 1% reflecting broad declines in the equity markets and the prior loss of business at one of the investment boutiques, partially offset by strength in money market flows and certain global equity strategies.

•

Performance fees were $16 million in 2Q08 compared to $63 million in 2Q07 and $20 million in 1Q08. The year-over-year decline was primarily due to a lower level of performance fees generated from certain equity and alternative strategies.

•

Foreign exchange and other trading activities increased 75% year-over-year and 19% (unannualized) sequentially reflecting the benefit of increased volatility as well as higher client volumes. The sequential increase also reflects the negative impact of the adoption of FAS 157 in 1Q08.

•

Investment income decreased $32 million compared to 2Q07 and increased $22 million sequentially. Fluctuations to prior periods resulted primarily from the change in market value of seed capital investments associated with our asset management business.

•

Other revenue compared to 2Q07 decreased $36 million primarily due to lower economic value payments related to the Acquired Corporate Trust Business and lower expense reimbursements related to the custody joint venture acquisition noted above. The sequential decline was due primarily to the $42 million gain associated with the initial public offering for VISA recorded in 1Q08.

•

Securities losses totaled $152 million in 2Q08 primarily reflecting writedowns related to Alt-A securities ($72 million), asset-backed securities CDOs ($50 million) and the HELOC portfolio ($30 million). Further information on the securities portfolio is detailed on page 9.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

NET INTEREST REVENUE

	2007			2008		2Q08 vs.
(dollar amounts in millions unless otherwise noted)	2nd Qtr(a)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q07		1Q08
Net interest revenue (non-FTE)	$586	$669	$752	$767	$411	(30)%		(46)%
Net interest revenue (FTE)	592	674	757	773	415	(30)		(46)
Net interest margin (FTE)	1.95%	2.02%	2.16%	2.14%	1.16%	(79	) bps	(98	) bps

Excluding the SILO charge:
Net interest revenue (non-FTE)	$586	$669	$752	$767	$788	34%		3%
Net interest revenue (FTE)	592	674	757	773	792	34		2
Net interest margin (FTE)	1.95%	2.02%	2.16%	2.14%	2.21%	26	bps	7	bps

Selected average balances:
Money market investments	$31,818	$39,965	$44,203	$46,857	$50,105	57%		7%
Trading account securities	1,892	1,872	2,351	1,459	1,918	1		31
Securities	43,705	46,167	46,959	48,306	45,081	3		(7)
Loans	43,824	45,517	47,109	48,496	47,151	8		(3)

Interest-earning assets	121,239	133,521	140,622	145,118	144,255	19		(1)
Interest-bearing deposits	72,450	80,870	86,278	92,881	94,785	31		2
Noninterest-bearing deposits	24,002	26,466	28,449	26,240	24,822	3		(5)

Selected average yields:
Money market investments	4.72%	4.89%	4.74%	4.08%	3.61%
Trading account securities	4.27	3.93	5.35	5.36	3.74
Securities	5.28	5.66	5.40	5.16	4.97
Loans	5.30	5.40	5.06	4.50	0.61 (b)

Interest-earning assets	5.15	5.32	5.08	4.59	3.05 (b)
Interest-bearing deposits	3.64	3.79	3.36	2.66	2.02
Noninterest-bearing deposits as a percentage of interest-earning assets	20%	20%	20%	18%	17%
(a)	Pro forma combined results for The Bank of New York Mellon Corporation.
(b)	Excluding the SILO charge, the yield on loans and on interest-earning assets was 3.81% and 4.10%, respectively.

bps - basis points.

KEY POINTS

•	Net interest revenue (FTE), excluding the SILO charge, increased 34% year-over-year and 2% (unannualized) sequentially.
•

The increase compared with 2Q07 principally reflects wider spreads on investment securities and a higher level of average interest earning assets, driven by a 31% increase in interest-bearing deposits resulting primarily from growth in Securities Servicing. This increase was partially offset by the lower value of non-interest bearing deposits in a low interest rate environment.

•	The sequential increase primarily reflects wider spreads on investment securities, partially offset by a lower level and value of non-interest bearing deposits.

•

The net interest margin, excluding the SILO charge, increased 26 basis points year-over-year and 7 basis points sequentially. Both increases primarily reflect the benefit of wider spreads on investment securities.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

NONINTEREST EXPENSE

(dollar amounts in millions, non-FTE basis unless otherwise noted)	2007			2008			2Q08 vs.
	2nd Qtr(a)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr		2Q07	1Q08
Staff:
Compensation	$754	$764	$758	$795	$804		7%	1%
Incentives	362	347	443	366	386		7	5
Employee benefits	187	169	164	191	201		7	5
Total staff	1,303	1,280	1,365	1,352	1,391		7	3
Professional, legal and other purchased services	253	241	272	252	280		11	11
Net occupancy	172	144	145	129	139		(19)	8
Distribution and servicing	141	127	133	130	131		(7)	1
Software	77	91	78	79	88		14	11
Furniture and equipment	80	80	82	79	79		(1)	-
Business development	72	56	72	66	75		4	14
Sub-custodian	60	58	66	61	62		3	2
Communications	33	33	34	32	33		-	3
Clearing and execution	44	52	49	9	21		(52)	N/M
Other	204	195	198	182	186		(9)	2
Subtotal	2,439	2,357	2,494	2,371	2,485		2	5
Amortization of intangible assets	40	131	131	122	124		N/M	2
Merger & integration expense:
The Bank of New York Mellon Corporation	151	205	111	121	146		(3)	21
Acquired Corporate Trust Business	12	13	13	5	3		(75)	(40)
Total noninterest expense	$2,642	$2,706	$2,749	$2,619	$2,758		4%	5%
Total staff expense as a percentage of total revenue (FTE)	37%	35%	36%	36%	41	% (b)
(a)	Pro forma combined results for The Bank of New York Mellon Corporation. Results exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from the merger of The Bank of New York and Mellon Financial.
(b)	Excluding the SILO charge, total staff expense as a percentage of total revenue was 37%.

N/M - Not meaningful.

KEY POINTS

•	Strong revenue growth and overall expense control as well as the benefit of merger-related expense synergies resulted in more than 500 basis points of positive operating leverage year-over-year.[1]

•

Year-over-year expense increases were primarily driven by business growth, the 4Q07 acquisition of the remaining 50% interest in the joint venture with ABN AMRO, the 2Q08 merit increase ($25 million) and credit monitoring expense related to lost tapes ($22 million) as well as higher incentives, benefits and professional, legal and other purchased services expenses. Partially offsetting these increases was the impact of the sale of the B-Trade and G-Trade businesses, the benefit of merger-related expense synergies as well as charges in 2Q07 for occupancy ($30 million) and the redemption of subordinated notes ($46 million).

•

Sequential expense increases were primarily driven by the 2Q08 merit increase, business growth, expense rebates received in 1Q08 as well as higher incentives, benefits and professional, legal and other purchased services expenses, which were partially offset by the impact of merger-related expense synergies. The previously mentioned credit monitoring charge for lost tapes in 2Q08 ($22 million) was primarily offset by the writedown in 1Q08 of seed capital investments ($25 million) related to a formerly affiliated hedge fund manager.

[1]	The operating leverage calculation excludes merger and integration, intangible amortization expense and the SILO charge.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

INVESTMENT PORTFOLIO

At June 30, 2008, investment securities totaled $44.3 billion, which consists of our core portfolio of $41.5 billion and Three Rivers Funding Corp.’s (“TRFC”) portfolio of $2.8 billion. TRFC was consolidated in the fourth quarter of 2007. The unrealized net of tax loss on our total securities available for sale portfolio was $1.818 billion at June 30 2008, which was comprised of $1.480 billion in our core portfolio and $338 million in our TRFC portfolio. The unrealized net of tax loss at March 31, 2008 was $1.789 billion, which was comprised of $1.523 billion in our core portfolio and $266 million in our TRFC portfolio. The increase in the unrealized net of tax loss in the second quarter of 2008 compared with the first quarter of 2008 resulted from higher interest rates partially offset by narrower credit spreads.

At June 30, 2008, the unrealized net of tax loss on our securities available for sale portfolio decreased our adjusted tangible common equity to assets ratio by 93 basis points. We continue to have the ability and intent to hold our investment securities until any temporary impairment is recovered, or until maturity. The securities in our core asset and mortgage-backed securities portfolio continued to remain highly rated, with 93% rated AAA.

Below are the securities in our core portfolio, at fair value, which incorporates our unrealized loss, by credit rating.

Credit ratings for core securities portfolio June 30, 2008 (dollar amounts in millions)	Variable & Fixed Rate			Subprime Mortgage Securities	Commercial Mortgage- Backed Securities	Asset-Backed Securities CDOs	European Floating Rate Notes	Other	Total	%
	Agency	Alt-A	Prime
AAA	$10,456	$6,542	$6,929	$173	$ 2,740	$16	$8,741	$2,837	$38,434	93%
AA	-	52	27	737	85	18	159	650	1,728	4
A	-	-	18	171	-	8	-	475	672	2
Other	-	32	-	17	-	-	-	229	278	1
Total fair value	$10,456	$6,626	$6,974	$1,098	$ 2,825	$42	$8,900	$4,191 (a)	$41,112	100%
Amortized cost less writedowns	$10,503	$7,694	$7,370	$1,390	$ 2,929	$79	$9,245	$4,305	$43,515
Mark-to-market unrealized gain/loss (pre-tax)	$(47)	$(1,068)	$(396)	$(292)	$ (104)	$(37)	$(345)	$(114)	$ (2,403)
Percent of total fair value	25%	16%	17%	3%	7%	-%	22%	10%	100%
(a)	Excludes $.4 billion of unrated investments that principally support our asset management activities.

Below are the securities in the TRFC portfolio, at fair value which incorporates our unrealized loss, by credit rating.

Credit ratings for the TRFC portfolio June 30, 2008	Variable & Fixed Rate			Subprime Mortgage Securities	Credit Cards	Home Equity Lines of Credit	Other Asset- Backed Securities	Total	%
(dollar amounts in millions)	Agency	Alt-A	Prime
AAA	$ 95	$ 1,110	$11	$192	$ -	$ 128	$ 20	$1,556	57%
AA	-	-	-	33	38	109	27	207	7
A	-	-	-	-	670	144	-	814	30
Other	-	-	-	17	-	140	-	157	6
Total fair value	$ 95	$ 1,110	$11	$242	$ 708	$ 521	$ 47	$2,734	100%
Amortized cost less writedowns	$ 96	$ 1,456	$12	$273	$ 744	$ 669	$ 50	$3,300
Mark-to-market unrealized gain/loss (pre-tax)	$ (1)	$ (346)	$(1)	$(31)	$ (36)	$ (148)	$ (3)	$(566)
Percent of total fair value	3%	41%	-%	9%	26%	19%	2%	100%

We routinely test our investment securities for other than temporary impairment (“OTTI”). In the second quarter of 2008, we assumed an additional 17% decline in national home prices over the next two years and estimated the impact it would have on the cash flows underlying the individual securities. As a result, we impaired certain securities and wrote them down to current market value and recorded a $152 million pre-tax securities loss associated with OTTI comprising the following:

•	$72 million related to securities backed by Alt-A loans.
•

$50 million related to asset-backed securities (“ABS”) CDOs. At June 30, 2008, the amortized cost/fair value of our total ABS CDOs was $93 million. The amortized cost/fair value of this portfolio, net of OTTI, was 24% of par at June 30, 2008. At June 30, 2008, $14 million (fair value) of ABS CDOs are included in trading assets and $79 million (amortized cost) are included in securities available for sale.

•

$30 million related to securities backed by home equity lines of credit (“HELOC”) in the TRFC portfolio resulting from both a deterioration of specific securities combined with weakening credit support due to below investment grade ratings of certain bond insurers.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

Our Alt-A portfolio is 99% AAA-rated and 1% AA-rated. At origination, the portfolio’s weighted-average FICO score was 716 and its weighted-average LTV was 74%. Approximately 50% of the total portfolio is supported by better performing fixed-rate collateral. Finally, the portfolio’s weighted-average current credit enhancement is 13%.

The HELOC securities in the TRFC portfolio are tested for impairment based on the quality of the underlying security and the condition of the monoline insurer providing credit support. Securities were deemed impaired if we expected they would not be repaid in full without the support of the insurer and the insurer was rated below investment grade.

At June 30, 2008, the combined fair value of the core and TRFC subprime mortgage securities portfolios was $1.3 billion with 85% of the portfolios rated AA or higher. The core portfolio is primarily comprised of vintages from 2005 or earlier. The TRFC portfolio is primarily comprised of vintages originated in 2006 and 2007. The weighted-average current credit enhancement on these portfolios was 35% at June 30, 2008.

SILO TRANSACTIONS

In the second quarter of 2008 we recorded a $380 million charge related to sale-in, lease-out (SILO) transactions. This charge includes $237 million, in accordance with FAS 13-2, related to revising the cash flows associated with the Company’s SILO transactions, as well as $143 million for establishing interest reserves on associated tax benefits. The charge was prompted by recent federal court decisions in BB&T Corp. v. United States and AWG Leasing Trust v. United States, where the tax benefits from certain SILO and lease-in, lease-out (LILO) transactions were denied. In the third quarter of 2008, we expect to deposit funds with the IRS to offset the accrual of interest on the disputed SILO transactions. The cost of the deposit, as well as the recalculation of the cash flows associated with the SILO transactions will result in a decrease in earnings per share of approximately $0.02 per share in both the second half of 2008 and full year 2009. We continue to believe our tax treatment of the SILO transactions was proper under the tax law as it existed at the time the tax benefits were reported. We are currently in discussions with the IRS.

CAPITAL SUPPORT AGREEMENTS

During the second quarter of 2008, we executed the following capital support agreements: $28.6 million and $18 million covering securities in two short-term net asset value (“NAV”) funds, both in the Asset Management segment. These agreements are in addition to the capital support agreement for the commingled short-term NAV fund (“CNAV fund”) of $55.5 million covering securities related to Whistle Jacket Capital/White Pine Financial, LLC, in the Asset Servicing segment. Under these agreements, we could provide capital in specified circumstances in varying maturities through June 2009. A previously disclosed capital support agreement for the CNAV Fund covering securities related to Thornburg Mortgage Capital Resources was canceled during the second quarter of 2008 resulting in a $12 million credit recorded in Other expense, which was partially offset by $8 million of expense related to the current estimated fair value of the remaining capital support agreements. We continue to monitor exposure to NAV and money market funds that we manage. On a case-by-case basis, depending on future circumstances, we could enter into further capital support agreements with the funds.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

CAPITAL RATIOS

Capital Ratios	Quarter ended
	June 30, 2008	March 31, 2008	Dec. 31, 2007
Adjusted tangible common equity to assets ratio (a) (b)	4.31%	4.14%	4.96%
Adjusted tangible common equity to average assets ratio	4.44	4.23	5.09
Tier I capital ratio (b) (c)	9.13	8.76	9.32
Total (Tier I plus Tier II) capital ratio (c)	12.63	12.14	13.25
Leverage capital ratio	6.39	6.18	6.53
Average shareholders’ equity to assets ratio	14.54	14.72	13.61

(a)	Common equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets, adjusted for deferred tax liabilities associated with non-tax deductible identifiable intangible assets. The Company’s major credit rating agencies have notified us that in their computation of our capital adequacy, they will give credit for deferred tax liabilities associated with tax deductible goodwill. The regulators are also considering giving credit for deferred tax liabilities in their capital computations. If the ratio had also been adjusted for the benefit of the deferred liability associated with tax deductible goodwill ($548 million) the ratio would have been 31 basis points higher at June 30, 2008.
(b)	Consolidated target ratios for Tier I and adjusted tangible common equity are 8.00% and 5.00%, respectively.
(c)	Preliminary.

NONPERFORMING ASSETS

Nonperforming assets	Quarter ended
(dollar amounts in millions)	June 30, 2008	March 31, 2008	June 30, 2007 (a)
Loans:
Commercial	$ 52	$50	$ 16
Commercial real estate	106	49	-
Residential real estate	55	33	4
Foreign	60	78	6
Total nonperforming loans	273	210	26
Other assets owned	6	5	1
Total nonperforming assets	$ 279	$215	$ 27
Nonperforming loans ratio	0.5%	0.4%	0.1%
Allowance for loan losses/nonperforming loans	129.3	149.5	1,084.6
Total allowance for credit losses/nonperforming loans	178.0	231.9	1,596.2

(a)	Legacy The Bank of New York only.

ALLOWANCE FOR CREDIT LOSS, PROVISION AND NET CHARGE-OFFS

Allowance for credit loss, provision and net charge-offs	Quarter ended
(dollar amounts in millions)	June 30, 2008	March 31, 2008	June 30, 2007 (a)
Allowance for credit losses – beginning of period	$487	$494	$425
Provision for credit losses	25	16	(15)
Sale of Mellon 1st Business Bank	(13)	-	-
SFAS 159 adoption	-	(10)	-
Net (charge-offs)/recoveries:
Commercial	(12)	(6)	-
Leasing	1	-	5
Foreign	-	(5)	-
Other	(2)	(2)	-
Total net (charge-offs)/recoveries	(13)	(13)	5
Allowance for credit losses – end of period	$486	$487	$415
Allowance for loan losses	$353	$314	$282
Allowance for unfunded commitments	133	173	133
(a)	Legacy The Bank of New York only.

The unallocated allowance was 22% at June 30, 2008 compared with 23% at March 31, 2008 and 28% at June 30, 2007.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

MERGER UPDATE - INTEGRATION MILESTONES

1) Revenue Synergies

(in millions)	2007 Actuals	Forecast
		2008	2009	2010	2011

Annual revenue synergies	$90	$180	$215-275	$270-350	$325-425

2) Expense Synergies

	-----------Actuals-------------			Annual -------- Cumulative Targets-------
(dollar amounts in millions)	4Q07	1Q08	2Q08	2008	2009	Goal
Expense synergies	$96	$118	$131	$520/61%	$710/84%	$850

# of net positions eliminated (cumulative)	1,723	1,873	2,075			3,200

Business Segment Expense
Synergies Achieved (in millions)	3Q07	4Q07	1Q08	2Q08
Asset Management	$6	$7	$10	$10
Wealth Management	4	5	6	7
Asset Servicing	28	32	44	51
Issuer Services	8	10	12	14
Clearing Services	1	2	2	2
Treasury Services	10	12	14	15
Subtotal	57	68	88	99
Other	22	28	30	32
Total	$79	$96	$118	$131
Total – annualized	$316	$384	$472	$524

3) Merger & Integration Charges (The Bank of New York Mellon Corporation)

(in millions)		Cumulative Thru 2Q08(a)
	2Q08 Total Expense	Expense	Included in Goodwill	Total	Total Estimated
Personnel-related (b)	$45	$266	$123	$389	$530
Integration/conversion	94	331	-	331	545
One-time costs (c)	7	41	44	85	230
Transaction costs (d)	-	117	45	162	170

Total	$146	$755	$212	$967	$1,475
% of total estimated	10%	51%	66%
(a)	Represents total merger and integration charges from 4Q06 - 2Q08.
(b)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.
(c)	Includes facilities related expenses, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.
(d)	Includes investment banker and legal fees and foundation funding.

4) Service Quality Goals for 2010 - Asset Servicing

•	#1 vs. major peers in the three major external global client satisfaction surveys

- BNY Mellon #1 rated custodian among the large custodian peer group

> Global Investor Survey (May 2008)

> R&M Global Custody Survey (March 2008)

> Global Custodian Survey (December 2007)

•	Expect 85% of our clients to be satisfied/highly satisfied with our service quality.

5) Reorganization of Banks – Completed July 1, 2008.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

BUSINESS SEGMENTS

During the second quarter of 2008 we moved the financial results of Mellon 1St Business Bank, National Association and Mellon United National Bank to the Other segment from the Wealth Management segment. This change reflects the sale of Mellon 1st Business Bank in June 2008, as well as our focus on reducing non-core activities. Historical segment results for Wealth Management and Other have been restated to reflect these changes.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

•	Represented 18% of pre-tax income in the second quarter of 2008 (a)

(dollar amounts in millions unless otherwise noted; presented on an FTE basis)	2007			2008		2Q08 vs.
	2nd Qtr(b)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q07	1Q08
Revenue:
Asset and wealth management:
Mutual funds	$291	$307	$323	$323	$340	17%	5%
Institutional clients	351	331	342	304	290	(17)	(5)
Private clients	46	47	47	45	47	2	4
Total asset and wealth management	688	685	712	672	677	(2)	1
Performance fees	63	(3)	62	20	16	(75)	(20)
Distribution and servicing	82	89	104	86	99	21	15
Other	31	(26)	10	(26)	4	(87)	N/M
Total fee and other revenue	864	745	888	752	796	(8)	6
Net interest revenue (expense)	(6)	(4)	18	15	11	N/M	(27)
Total revenue	858	741	906	767	807	(6)	5
Noninterest expense (ex. intangible amortization)	542	538	559	562	536	(1)	(5)
Income before taxes (ex. intangible amortization)	316	203	347	205	271	(14)	32
Amortization of intangible assets	13 (c)	70	70	62	68	N/M	10
Income before taxes	$303	$133	$277	$143	$203	(33)%	42%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	37%	27%	38%	27%	34%

Market value of assets under management at period-end (in billions)	$1,006	$1,028	$1,044	$1,029	$1,040	3%	1%
Assets under management-net inflows (outflows)
Long-term (in billions)	$5	$1	$(21)	$(8)	$(8)
Money market (in billions)	$17	$27	$39	$29	$21
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for The Bank of New York Mellon Corporation.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from the merger of The Bank of New York and Mellon Financial.

KEY POINTS

•

Asset and wealth management fees decreased compared with the second quarter of 2007, as broad declines in the equity markets and the prior loss of business at one of the investment boutiques were primarily offset by strength in money market flows and certain global equity strategies. Sequentially, asset and wealth management fees increased 1% (unannualized) as strength in money market flows and certain global equity strategies more than offset lower equity values.

•

Performance fees were $16 million in 2Q08 compared to $63 million in 2Q07 and $20 million in 1Q08. The year-over-year decline was primarily due to a lower level of performance fees generated from certain equity and alternative strategies.

•	Distribution and servicing fees increased 21% reflecting strong money market flows as well as redemptions in certain international funds.
•

Other fee revenue decreased $27 million year-over-year and increased $30 million sequentially. The decrease compared with 2Q07 primarily reflects lower seed capital revenue. The sequential increase resulted from higher seed capital revenue and 1Q08 writedowns to securities previously purchased from investment boutiques.

•

2Q08 noninterest expense (excluding intangible amortization) decreased $6 million, or 1%, compared with 2Q07 reflecting lower incentive expense and overall strong expense control, partially offset by the merit increase in 2Q08 and the impact of the ARX Capital Management (1Q08) acquisition. Noninterest expense decreased $26 million sequentially as 1Q08 included a $25 million writedown of seed capital investments related to a formerly affiliated hedge fund manager.

•	42% non-U.S. revenue in 2Q08 vs. 34% in 2Q07.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

WEALTH MANAGEMENT (provides investment management, wealth management and banking services to high-net-worth individuals, families and charitable gift programs, foundations and endowments)

•	Represented 5% of pre-tax income in the second quarter of 2008 (a)

(dollar amounts in millions unless otherwise noted; presented on an FTE basis) (b)	2007				2008		2Q08 vs.
	2nd Qtr(c)		3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q07	1Q08
Revenue:
Asset and wealth management	$153		$151	$157	$153	$150	(1)%	(2)%
Other	3		5	10	13	11	N/M	(15)
Total fee and other revenue	156		156	167	166	161	4	(2)
Net interest revenue	44		41	42	46	48	10	4
Total revenue	200		197	209	212	209	5	(1)
Provision for credit losses	-		-	-	-	(1)	N/M	N/M
Noninterest expense (ex. intangible amortization)	141		139	142	142	142	1	-
Income before taxes (ex. intangible amortization)	59		58	67	70	68	15	(3)
Amortization of intangible assets	-	(d)	14	14	13	13	N/M	-
Income before taxes	$59		$44	$53	$57	$55	(6)%	(4)%

Pre-tax operating margin (ex. intangible amortization)- Non-GAAP	30%		29%	32%	33%	33%

Average loans	$4,083		$4,133	$4,342	$4,390	$4,816	18%	10%
Average deposits	$6,346		$7,585	$7,464	$7,993	$7,782	23%	(3)%

Market value of total client assets at period end
(in billions)	$162		$170	$170	$164	$162	-%	(2)%
(a)	Excluding intangible amortization and the Other segment.
(b)

In the second quarter of 2008, the financial results of Mellon 1st Business Bank, National Association and Mellon United National Bank were reclassified from Wealth Management to the Other segment. This change reflects the sale of Mellon 1st Business Bank in June 2008, as well as our focus on reducing non-core activities. All prior periods have been reclassified.

(c)	Pro forma combined results for The Bank of New York Mellon Corporation.
(d)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from the merger of The Bank of New York and Mellon Financial.

KEY POINTS

•

Total fee and other revenue increased 4% compared with 2Q07 as net new business and organic growth more than offset broad declines in the equity markets. Fee revenue decreased 2% (unannualized) sequentially as the impact of lower market levels offset new business.

•

Strong asset flows offset the broad declines in the equity markets, resulting in no change to total client assets of $162 billion compared to 2Q07. Client assets decreased only 2% (unannualized) sequentially as $2 billion of net assets under custody flows in 2Q08 were offset by lower market values.

•

Net interest revenue increased 10% year-over-year and 4% (unannualized) sequentially due to higher levels and improved spreads. Average deposit levels were up $1.4 billion or 23% over the prior year period due to new business and products, and down 3% (unannualized) sequentially due to seasonality. Average loan levels were up $0.7 billion or 18% over the prior year period and up 10% (unannualized) sequentially due to new business.

•

Noninterest expense (excluding intangible amortization) was essentially unchanged year-over-year and sequentially as the impact of merit increases was fully offset by the impact of merger-related synergies and strong overall expense control.

•	Generated 400 basis points of positive operating leverage year-over-year (excluding intangible amortization), through net new business growth and expense management.

•	Wealth Management has a presence in 15 of the top 25 domestic wealth markets.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

ASSET SERVICING (provides institutional trust and custody and related services and broker-dealer services to global financial institutions, corporate and public retirement funds and foundations and endowments)

•	Represented 34% of pre-tax income in the second quarter of 2008 (a)

(dollar amounts in millions unless otherwise noted; presented on an FTE basis)	2007				2008		2Q08 vs.
	2nd Qtr(b)		3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q07	1Q08
Revenue:
Securities servicing fees - asset servicing	$665		$689	$774	$857	$825	24%	(4)%
Foreign exchange and other trading activities	125		161	206	200	224	79	12
Other	61		56	53	44	36	(41)	(18)
Total fee and other revenue	851		906	1,033	1,101	1,085	27	(1)
Net interest revenue	179		195	224	221	213	19	(4)
Total revenue	1,030		1,101	1,257	1,322	1,298	26	(2)
Noninterest expense (ex. intangible amortization)	733		753	807	745	803	10	8
Income before taxes (ex. intangible amortization)	297		348	450	577	495	67	(14)
Amortization of intangible assets	3	(c)	6	6	7	5	67	(29)
Income before taxes	$294		$342	$444	$570	$490	67%	(14)%

Average deposits	$37,237		$37,971	$42,338	$46,011	$48,340	30%	5%

Pre-tax operating margin (ex. intangible amortization) - Non-GAAP	29%		32%	36%	44%	38%

Market value of securities on loan at period-end (in billions)(d)	$678		$663	$633	$660	$588	(13)%	(11)%
Securities lending revenue	$99		$110	$164	$242	$207	109%	(14)%
Global collateral management balances at period-end (in billions)	$1,548		$1,692	$1,717	$1,864	$1,702	10%	(9)%
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for The Bank of New York Mellon Corporation.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from the merger of The Bank of New York and Mellon Financial.
(d)	Represents the total amount of securities on loan, both cash and non-cash managed by the Asset Servicing segment.

KEY POINTS

•

Asset servicing fees increased 24% reflecting increased securities lending revenue, net new business, cross sells and organic growth and the 4Q07 acquisition of the remaining 50% interest in the joint venture with ABN AMRO.

•

Securities lending fees increased $108 million compared to 2Q07 and declined $35 million sequentially. The year-over-year increase reflects favorable spreads in the short-term credit markets. The sequential decline primarily reflects the impact on spreads for government securities, partially offset by seasonality.

•

Foreign exchange and other trading activities increased 79% year-over-year and 12% (unannualized) sequentially, reflecting the benefit of higher client volumes as well as significant increases in currency volatility.

•

Net interest revenue increased 19% compared to the prior year due to strong deposit growth partially offset by lower spreads due to the declining interest rate environment. Net interest revenue decreased 4% (unannualized) as higher deposit levels were more than offset by lower spreads.

•	Noninterest expense (excluding intangible amortization) increased 10% year-over-year and 8% (unannualized) sequentially.
•

The increase compared to 2Q07 was driven by the acquisition of the remaining 50% interest in the joint venture with ABN AMRO, the 2Q08 merit increase, higher foreign exchange revenue related costs, higher than normal legal expenses and systems impairment costs. Adjusting for the joint venture acquisition, the higher legal expense and the systems impairment costs, noninterest expense increased 4% as the impact of new business and growth initiatives were partially offset by the impact of merger-related synergies.

•

The sequential increase principally reflects the factors noted above as well as a higher level of expense rebates in 1Q08. Adjusting for the impact of the rebates as well as the higher 2Q08 legal expenses and systems impairment costs, noninterest expense increased 3% (unannualized) primarily in support of business growth.

•	41% non-U.S. revenue in 2Q08 vs. 42% in 2Q07.
•	New business pipelines remain strong.
•	Global Investor Survey – BNY Mellon #1 rated custodian among the large custodian peer group (released May 2008).
•	Revenue retention rate continues to exceed 98% target.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

•	Represented 21% of pre-tax income in the second quarter of 2008 (a)

(dollar amounts in millions unless otherwise noted; presented on an FTE basis)	2007				2008		2Q08 vs.
	2nd Qtr(b)		3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q07	1Q08
Revenue:
Securities servicing fees - issuer services	$415		$436	$438	$374	$443	7%	18%
Other	25		24	19	33	36	44	9
Total fee and other revenue	440		460	457	407	479	9	18
Net interest revenue	158		159	175	153	176	11	15
Total revenue	598		619	632	560	655	10	17
Noninterest expense (ex. intangible amortization)	297		291	324	317	347	17	9
Income before taxes (ex. intangible amortization)	301		328	308	243	308	2	27
Amortization of intangible assets	17	(c)	20	21	20	20	18	-
Income before taxes	$284		$308	$287	$223	$288	1%	29%

Pre-tax operating margin (ex. intangible amortization)- Non-GAAP	50%		53%	49%	43%	47%

Depositary receipts outstanding (in billions)	$779		$1,178	$1,360	$1,221	$961	23%	(21)%
Depositary receipt trading value (in billions)	$248		$354	$519	$499	$461	86%	(8)%
Average deposits	$21,370		$26,153	$28,272	$27,608	$30,537	43%	11%
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for The Bank of New York Mellon Corporation.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from the merger of The Bank of New York and Mellon Financial.

KEY POINTS

•	Total revenue grew 10% driven by:

•

Issuer services fee growth of 7% reflecting growth in Depositary Receipts and an increase in non-U.S. revenue related to Corporate Trust. The sequential increase in fee and other revenue resulted from seasonality associated with Depositary Receipts and increased non-U.S. revenue related to Corporate Trust.

•

Net interest revenue growth of 11% year-over-year and 15% (unannualized) sequentially. The increase compared with 2Q07 reflects the transition of deposits from the Acquired Corporate Trust Business, new business and increased client volumes. The sequential increase primarily reflects continued growth in client deposits.

•

Noninterest expense (excluding intangible amortization) increased by 17%, compared to 2Q07 and 9% (unannualized) sequentially. Both increases reflect the impact of the 2Q08 charge recorded in Shareowner Services for credit monitoring charges related to lost tapes. Excluding this charge, noninterest expense increased 10% compared with 2Q07 and 3% (unannualized) sequentially. The increase from 2Q07 was primarily in support of business growth and the increases over both periods were impacted by the 2008 merit increase.

•	40% non-U.S. revenue in 2Q08 vs. 35% in 2Q07.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

CLEARING SERVICES (provides clearing, execution, financing and custody services for introducing broker-dealers and registered investment advisors)

•	Represented 8% of pre-tax income in the second quarter of 2008 (a)

(dollar amounts in millions unless otherwise noted; presented on an FTE basis)	2007				2008		2Q08 vs.
	2nd Qtr(b)		3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q07	1Q08
Revenue:
Securities servicing fees – clearing & execution services	$281		$302	$310	$265	$265	(6)%	-%
Other	40		70	47	54	65	63	20
Total fee and other revenue	321		372	357	319	330	3	3
Net interest revenue	75		77	78	74	74	(1)	-
Total revenue	396		449	435	393	404	2	3
Noninterest expense (ex. intangible amortization)	294		316	305	274	291	(1)	6
Income before taxes (ex. intangible amortization)	102		133	130	119	113	11	(5)
Amortization of intangible assets	6	(c)	6	6	6	6	-	-
Income before taxes	$96		$127	$124	$113	$107	11%	(5)%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	26%		30%	30%	30%	28%

Average active accounts (in thousands)	5,195		5,064	5,069	5,170	5,280	2%	2%
Average margin loans (in millions)	$5,551		$5,287	$5,301	$5,245	$5,791	4%	10%
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for The Bank of New York Mellon Corporation.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from the merger of The Bank of New York and Mellon Financial.

KEY POINTS

•

In 1Q08, we completed the sale of the B-Trade and G-Trade execution businesses to BNY ConvergEx. These businesses have historically contributed approximately $50-60 million of revenue and $10-15 million of pre-tax income on a quarterly basis. These businesses were sold at book value with the potential for an earnout to be realized in 1Q09.

•

Total fee and other revenue increased 3% compared with 2Q07. Adjusted for the 1Q08 sale of the B-Trade and G-Trade execution businesses to BNY ConvergEx, total fee and other revenue increased 20% reflecting continued strong growth in trading activity along with growth in money market and mutual fund fees, as well as strong earnings from BNY ConvergEx in 2Q08.

•	Net interest revenue was essentially flat compared to 2Q07 as the benefit of higher customer balances was offset by the impact of the lower interest rate environment.

•

Noninterest expense (excluding intangible amortization) decreased 1% compared with 2Q07. Adjusted for the 1Q08 sale of the B-Trade and G-Trade execution businesses noninterest expense increased 14% in support of business growth and the 2Q08 merit increase.

•	New business pipeline remains strong.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

TREASURY SERVICES (provides global payment services, working capital solutions, global markets and institutional banking services, including lending)

•	Represented 14% of pre-tax income in the second quarter of 2008 (a)

(dollar amounts in millions unless otherwise noted; presented on an FTE basis)	2007				2008		2Q08 vs.
	2nd Qtr(b)		3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q07	1Q08
Revenue:
Treasury services	$114		$114	$118	$121	$125	10%	3%
Other	104		110	125	106	130	25	23
Total fee and other revenue	218		224	243	227	255	17	12
Net interest revenue	132		140	162	183	153	16	(16)
Total revenue	350		364	405	410	408	17	-
Noninterest expense (ex. intangible amortization)	206		196	201	205	203	(1)	(1)
Income before taxes (ex. intangible amortization)	144		168	204	205	205	42	-
Amortization of intangible assets	-	(c)	7	7	7	7	N/M	-
Income before taxes	$144		$161	$197	$198	$198	38%	-%

Pre-tax operating margin (ex. intangible amortization)- Non-GAAP	41%		46%	50%	50%	50%

Average loans	$13,191		$13,715	$14,330	$15,341	$15,606	18%	2%
Average deposits	$16,574		$17,677	$17,991	$19,838	$17,107	3%	(14)%
(a)	Excluding intangible amortization and the Other segment.
(b)	Pro forma combined results for The Bank of New York Mellon Corporation.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from the merger of The Bank of New York and Mellon Financial.

KEY POINTS

•	Total revenue increased 17% compared to 2Q07 due to:
•	A 10% increase in treasury services revenue reflecting higher global payment and cash management fees due primarily to higher client volumes.
•	A 25% increase in other revenue due primarily to gains in our hedging portfolio.
•	A 16% increase in net interest revenue resulting from increased spreads.

•

Total revenue decreased $2 million sequentially due to a 16% (unannualized) decrease in net interest revenue resulting from lower deposit levels due primarily to the decline of a large government agency deposit. Largely offsetting the decline in net interest revenue was a 23% (unannualized) increase in other fee revenue due primarily to gains in our hedging portfolio in 2Q08.

•	Noninterest expense (excluding intangible amortization) decreased 1% driven by the impact of merger-related synergies, as well as the exit of a non-core capital markets business.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

OTHER (primarily includes the leasing portfolio, business exits, Corporate Treasury activities, merger and integration charges and other corporate revenue and expense items)

(dollar amounts in millions unless otherwise noted; presented on an FTE basis) (a)	2007			2008
	2nd Qtr(b)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Revenue:
Fee and other revenue	$89	$77	$(90)	$15	$(109)
Net interest revenue	10	66	58	81	(260)
Total revenue	99	143	(32)	96	(369)
Provision for credit losses	(18)	-	20	16	26
Noninterest expense (ex. intangible amortization & merger and integration expense)	226	124	156	126	163
Income (loss) before taxes (ex. intangible amortization & merger and integration expense)	(109)	19	(208)	(46)	(558)
Amortization of intangible assets	1 (c)	8	7	7	5
Merger and integration expenses:
The Bank of New York Mellon Corporation	151	205	111	121	146
Acquired Corporate Trust Business	12	13	13	5	3
Income (loss) before taxes	$(273)	$(207)	$(339)	$(179)	$(712)
(a)

In 2Q08, the financial results of Mellon 1st Business Bank, National Association and Mellon United National Bank were reclassified from Wealth Management to the Other segment. This change reflects the sale of Mellon 1st Business Bank in June 2008, as well as our focus on reducing non-core activities. All prior periods have been reclassified.

(b)	Pro forma combined results for The Bank of New York Mellon Corporation.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from the merger of The Bank of New York and Mellon Financial.

KEY POINTS

•	Fee and other revenue decreased $198 million, due primarily to the writedown of certain investments in the securities portfolio.

•	Net interest revenue decreased $270 million due to the SILO charge, partially offset by the impact of the changing interest rate environment on Corporate Treasury allocations.

•

Noninterest expense (excluding intangible amortization & merger and integration expense) decreased $63 million due primarily to the charges recorded in 2Q07 related to the redemption of subordinated notes ($46 million) and costs associated with excess office space ($30 million), partially offset by higher incentives, benefits and professional, legal and other purchased services expenses. The sequential increase in noninterest expense was also impacted by the previously noted increases.

The Bank of New York Mellon Corporation 2Q08 Quarterly Earnings Summary

SUPPLEMENTAL INFORMATION - GAAP TO NON-GAAP RECONCILIATIONS

Reported amounts are presented in accordance with GAAP. We believe that this supplemental non-GAAP information is useful to the investment community in analyzing the financial results and trends of our business. We believe this information facilitates comparisons with prior periods and reflects the principal basis on which our management internally monitors financial performance. These items are also excluded from our segment measures used internally to evaluate segment performance because management does not consider them to be particularly relevant or useful in evaluating the operating performance of our business segments.

Quarterly reconciliation of earnings per share (in millions, except per share amounts)	2Q08		1Q08			2Q07 (a)
	After-tax	EPS	After-tax	EPS		After-tax	EPS
Net income-GAAP	$309	$0.27	$746	$0.65		$445	$0.62
Discontinued operations income (loss)	7	0.01	(3)	-		(3)	-
Continuing operations	302	0.26	749	0.65		448	0.62
Merger and integration (M&I) expenses	89	0.08	75	0.07		32	0.04
SILO charge	380	0.33	-	-		-	-
Continuing operations excluding M&I expenses and SILO charge	771	0.67	824	0.72		480	0.66
Intangible amortization	77	0.07	75	0.07		19	0.03
Continuing operations excluding M&I expenses, SILO charge and intangible amortization	$848	$0.74	$899	$0.78	(b)	$499	$0.69

Year-to-date reconciliation of earnings per share (in millions, except per share amounts)	June 30, 2008		June 30, 2007 (a)
	After-tax	EPS	After-tax	EPS
Net income-GAAP	$1,055	$0.92	$879	$1.22
Discontinued operations income (loss)	4	-	(6)	(0.01)
Continuing operations	1,051	0.92	885	1.23
Merger and integration (M&I) expenses	164	0.14	42	0.06
SILO charge	380	0.33	-	-
Continuing operations excluding M&I expenses and SILO charge	1,595	1.39	927	1.28	(b)
Intangible amortization	152	0.13	35	0.05
Continuing operations excluding M&I expenses, SILO charge and intangible amortization	$1,747	$1.52	$962	$1.33
(a)	Legacy The Bank of New York only.
(b)	Does not foot due to rounding.

Reconciliation of total revenue (in millions)				2Q08 vs.
	2Q08	1Q08	2Q07(a)	2Q07	1Q08
Fee and other revenue	$2,986	$2,978	$2,929
Net interest revenue	411	767	586
Total revenue - GAAP	3,397	3,745	3,515	(3)%	(9)%
FTE increment	15	15	16
SILO charge	377	-	-
Total revenue (FTE) – non-GAAP, excluding the SILO charge	3,789	3,760	3,531	7%	1%
Securities writedowns	152	74	-
Total revenue (FTE) – non-GAAP, excluding SILO charge and securities writedowns	$3,941	$3,834	$3,531	12%	3%
(a)	Proforma combined.

SUPPLEMENTAL INFORMATION – CONVERTED EARNINGS PER SHARE

In the merger transaction between The Bank of New York and Mellon Financial, The Bank of New York shareholders received 0.9434 shares of the Company’s common stock for each share of The Bank of New York common stock outstanding on the closing date of the merger. Mellon Financial shareholders received one share of the Company’s common stock for each share of Mellon Financial common stock outstanding on the closing date of the merger.

Converting The Bank of New York Company’s common stock into post-merger share count terms for the second quarter of 2007 increased diluted earnings per share and diluted earnings per share excluding merger and integration expense by $0.03 and increased diluted earnings per share excluding merger and integration expense and intangible amortization by $0.04.